Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-114141, 333-99057 and 333-62762) and Form S-8 (Nos. 333-123685, 333-116030, 333-105522, 333-99061 and 333-63995) of Intrado, Inc. of our report dated March 16, 2005, except as to Note 5 and Note 13 which are as of March 3, 2006, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

March 3, 2006